Amendment No. 1 to the Second Amended and Restated Stockholders Agreement
This Amendment No. 1 (this “Amendment”) to the Second Amended and Restated Stockholders Agreement dated as of December 16, 2017 (the “Agreement”), by and among Amneal Pharmaceuticals Holding Company, LLC, a Delaware limited liability company, AP Class D Member, LLC, a Delaware limited liability company, AP Class E Member, LLC, a Delaware limited liability company, AH PPU Management, LLC, a Delaware limited liability company, and Amneal Pharmaceuticals, Inc. (which was previously known as Atlas Holdings, Inc.), a Delaware corporation, is entered into as of this 2nd day of August, 2019. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.
WHEREAS, all the Parties to the Agreement besides the Company have been dissolved;
WHEREAS, Padmesh Patel is the current, duly authorized Amneal Group Representative;
WHEREAS, the Amneal Group Representative has been assigned all of the rights of each Amneal Group Member under the Agreement that are being exercised by this Amendment;
WHEREAS, the parties hereto desire to amend the Agreement pursuant to Section 7.9 thereof; and
WHEREAS, the Conflicts Committee has provided prior written consent to the Amendment.
NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:
1.The first sentence of Section 3.1(b) the Agreement is hereby amended and restated in its entirety as follows:
Immediately following the Closing, and for so long as Amneal Group has beneficial ownership of more than fifty percent (50%) of the outstanding shares of the Company Common Stock, (i) the Non-Amneal Directors shall have the right to designate the lead Independent Director of the Company Board, and (ii) the Amneal Directors shall have the right to designate the Chairman or Co-Chairmen of the Company Board.
2.    Section 3.3(d) the Agreement is hereby amended and restated in its entirety as follows:
Integration Committee. For a minimum of one (1) year following the Closing, the Company Board shall have an Integration Committee comprised of Chirag Patel, Chintu Patel and Paul M. Bisaro, which shall serve as an advisory committee to management to provide input in connection with the post-Closing integration of Impax and Amneal and shall not be entitled to take any other action on behalf of the Company Board.
3.    The definition of “Amneal Group Representative” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:
“Amneal Group Representative” means Amneal Holdings, LLC, a Delaware limited liability company, or such other designee selected by Amneal Group Members holding a majority of the shares of Company Common Stock beneficially owned by Amneal Group; provided, however, that the Amneal Group Representative shall not be an employee of the Company Group or a Person controlled, directly or indirectly, by employees of the Company Group.
4.    Padmesh Patel represents and warrants that (i) he is the current, duly authorized Amneal Group Representative, (ii) he, in his capacity as the Amneal Group Representative, has the authority to enter into this Amendment on behalf of each of the Amneal Group Members and, if executed by the Company, this Amendment will be binding on the Amneal Group Members and (iii) the Amneal Group collectively continues to beneficially own at least ten percent (10%) of the outstanding shares of the Company Common Stock.
5.    This Amendment constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. Except as specifically amended in this Amendment, the Agreement remains unchanged and in full force and effect.
6.    This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.
7.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.
THE AMNEAL GROUP REPRESENTATIVE
By:    /s/ Padmesh Patel, by Edward Coss, his duly authorized agent
    Name: Padmesh Patel
    Title: Amneal Group Representative

AMNEAL PHARMACEUTICALS, INC.
By:    /s/ David Buchen_____________
    Name: David Buchen
    Title: Senior Vice President, Chief Legal Officer and Corporate Secretary